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                                                                  EXHIBIT (g)(2)


              FORM OF CUSTODIAN AGREEMENT WITH CHASE MANHATTAN BANK


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                       NEW YORK LIFE MFA SERIES FUND, INC.



                                       AND



                       MANUFACTURERS HANOVER TRUST COMPANY







                         ------------------------------

                               CUSTODIAN AGREEMENT

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Dated:  October 12, 1984
        New York, New York







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                               CUSTODIAN AGREEMENT

        Agreement made this 12th day of October, 1984, between NEW YORK LIFE MFA SERIES FUND, INC., a corporation organized and existing under the laws of the State of Maryland, having its principal office and place of business at 372 Park Avenue South, New York, New York 10010 (hereinafter called the "Fund") arid MANUFACTURERS HANOVER TRUST COMPANY, a New York corporation authorized to do a banking business, having its principal office and place of business at 270 Park Avenue, New York, Now York 10017 (hereinafter called "MHT").

                              W I T N E S S E T H:

        WHEREAS, the fund is registered under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company and desires that its Securities and cash shall be hereafter held and administered by MHT pursuant to the terms of this Agreements:

        NOW, THEREFORE, in consideration of the mutual promises made herein, the Fund and MHT agree as follows:

        1. Appointment. The Fund hereby appoints MHT as custodian of all its Securities and cash and MHT agrees to act as such upon the terms and conditions herein set forth.

        2. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

        "Authorized Person" shall be deemed to include the Chairman, the President, any vice President, the Secretary, the Treasurer, any Assistant Treasurer or any other person, whether or not any such person is an officer or employee of the Fund, who is authorized to give Oral instructions and/or Written Instructions on behalf of the Fund as set forth in as Appendix A hereto.

        The "Book-Entry System" Shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees.

        "Geopac Information System" shall mean the direct on-line electronic link between the Fund and MHT for the transmission of communications relating to the movement and control of the Securities held hereunder.

        "Certificate" shall mean any notice, instruction, other instrument in writing, or electronic communication via the Geopac information System, authorized or required by this Agreement to be given to MHT, and sent by an Authorized Person or Officer of the Fund.

        "Depository" Shall mean The Depository Trust Company ("DTC') and any domestic clearing agency which acts as a securities depository and which is registered with the Securities



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and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 and its nominee or nominees and any successor thereto, as provided in Rule 17f-4 of the Investment Company Act of 1940.

        "Money Market Security" shall be deemed to include, without limitation, debt obligations issued or guaranteed as to interest and principal by the government of the United States or agencies or instrumentalities thereof, commercial paper, certificates of deposit and bankers' acceptances, bank time deposits, repurchase and reverse repurchase agreements to the extent permitted by law and where the purchase and sale of such securities normally requires settlement in federal funds on the same day as such purchase or sale.

        "Officer" shall be deemed to include the Chairman, the President; any Vice president, the Secretary, the Treasurer, or any Assistant Treasurer of the Fund.

        "Oral Instructions" shall mean verbal instructions actually received by MHT from an Authorized Person or from a person reasonably believed by MHT to be an Authorized Person.

        "Security" shall be deemed to include, without limitation, stocks, both common and preferred, Money Market Securities, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase, sell or subscribe for the same, or evidencing or representing any other rights or interest therein, or any property or assets.

        "Series" shall mean each separate portfolio of investments of the Fund, described from time to time in the Fund's current and effective prospectus.

        "Shares" shall mean shares of capital stock of the Fund, each of which is allocated to a particular Series.

        "Written Instructions" shall mean any written statement. notice, resolution, request, consent, order, report, opinion, telegram. cablegram, radiogram, letter or other paper or electronic communication via the Geopac Information System, actually received by MHT and believed by MHT to be genuine and to have been signed, sent or presented by an Authorized Person.

        3. Names Titles and Signatures. Two Officers of the Fund will execute and provide to MHT a Certificate in the form annexed hereto as Appendix A, indicating the names and signatures of the persons authorized to sign on behalf of the Fund, together with any changes which may occur from time to time. In the event that any person named in the most recent certification shall cease to be so authorized,, the Fund will furnish MHT with a superseding Certificate advising it to that effect. In the absence of such a superseding Certificate, MHT shall be entitled to rely upon the signatures of all persons named in the most recently dated and delivered certification.

        4. Reliance by Custodian upon Certificates, Notices, Written or Oral Instructions. MHT shall be entitled to rely upon any Certificates, notice or otter instrument in writing received by MHT and reasonably believed by MHT to be a Certificate. Notwithstanding any other provisions of this Agreement, MHT shall be entitled to rely upon any Oral Instructions and any



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Written Instructions actually received by MHT pursuant to this Agreement. The fund agrees to forward to MHT a Certificate or facsimile confirming such Oral Instructions or Written Instructions in such manner so that such Certificate or facsimile thereof is received by MHT, whether by hand delivery, telecopier or other similar device, or otherwise, by the close of business of the same day that such Oral Instructions or Written Instructions are given to MHT. The Fund agrees that the fact that such confirming instructions are not received by MHT shall in no way affect the validity or enforceability of the transactions authorized by such Oral of written Instructions of the fund and carried out by MHT. The Fund agrees that MHT shall incur no liability to the Fund in acting upon Oral Instruction or Written Instructions given to MHT hereunder concerning such transactions, provided such instructions reasonably appear to have been received from an Authorized Person.

        5. Telephone and Electronically Communicated Instructions. All actions which MHT may take under this Agreement pursuant to instructions contained in a Certificate it may also take pursuant to oral, telegraphic, telephone, cable or other electronically communicated instructions. Such instructions shall be confirmed by a Certificate in accordance with Paragraph 4. MHT shall furnish a test key or appropriate password .for purposes of identification in all telegraphic, telephone, cable or other electronically communicated orders.

        6. Deliver. The Fund will forthwith cause to be delivered to MHT all of its portfolio Securities and cash and will deliver or cause to be delivered to MHT from time to time all securities and cash hereafter acquired by the Fund, which Securities MHT shall keep safely as custodian for the Fund and which cash shall be deposited with MHT at all times subject to the instructions of the Fund as set forth in a Certificate or a corporate resolution pursuant to the terms of this Agreement.

        7. Receipt and Disbursement of Money. MHT shall establish and maintain separate accounts n the name of each Series and shall hold in such accounts, subject to the provisions hereof, all cash received from or for the account of the Fund.

                A. MHT shall make payments of cash to, or for the account of, the Fund from such accounts only (a) upon the purchase of Securities for the portfolio of the Fund against delivery of such Securities to MHT, registered in the name of the Fund or of the nominee of MHT referred to in Paragraph 15 or in proper form for transfer, (b) for the payment of interest, dividends, taxes, management or supervisory fees of operating expenses (including, without limitation thereto, fees-for legal, accounting and auditing services), or (c) for payments in connection with the conversion, exchange or surrender of Securities owned or subscribed to by the Fund held by or to be delivered to MHT. MHT shall release for deposit in a commercial account or accounts as may be designated by the Fund, and for subsequent withdrawal by the Fund available funds in amounts necessary for the payment of: (1) such dividends or other distributions to stockholders as may from time to time be declared by the Board of Directors of the Fund: (2) such amounts as may be necessary for the repurchase of Shares (whether evidenced by Certificate or share account) offered for redemption; and/or (3) taxes, corporate fees, interest on borrowings, directors' fees and expenses, fees payable to certified independent public accountants, and such other amounts as the Fund shall direct by Certificate. Before making any such payment, MHT shall receive and may rely upon a Certificate or telecopied reproduction thereof requesting such payment and stating the purpose permitted under the terms of this



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subsection A. Notwithstanding the foregoing, MHT may make payments of cash to, or for the account of, the Fund from such accounts for other proper corporate purposes, upon receipt of a certified copy of a resolution of the Board of, Directors of the Fund specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purposes and naming the person or persons to whom such payment is to be made. Without a Certificate from the Fund, MHT may make cash disbursements for expenses in handling Securities, including stamp taxes, and other similar out-of-pocket expenses incurred in connection with its duties under this Agreement.

                B. MHT is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by MHT for the account of the Fund.

                C. MHT shall be entitled to reverse any credits made on the Fund's behalf where such credits have hot been previously made and moneys are not finally collected.

        8. Receipt of Securities. MHT shall hold in the separate custodian account or accounts, pursuant to the provisions hereof, all Securities received by it from or for the account of the Fund. All such Securities are to be held or disposed of by MHT for, and subject at all times to the instructions of, the Fund as set forth in a Certificate or a corporate resolution pursuant to the terms of this Agreement. MHT shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such Securities and investments, except pursuant to a Certificate from the Fund and only for the account of the Fund as set forth in Paragraph 9 of this Agreement.

        9. Transfer, Exchange, Redelivery, etc. of Securities. MHT shall have sole power to release or deliver any Securities of the Fund held by it pursuant to this Agreement. MHT agrees to transfer, exchange or deliver Securities held by it hereunder only (a) upon sales of such securities for the account of the Fund against receipt by MHT of payment thereof, (b) when such securities are called, redeemed or otherwise become payable, (c) for examination by any broker selling any such Securities in accordance with "street delivery" custom, (d) in exchange for or upon conversion into other Securities alone or other Securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise, (e) upon conversion of such Securities pursuant to their terms into other Securities, (f) upon exercise of subscription, purchase or other similar rights represented by such Securities, (g) for the purpose of exchanging interim receipts or temporary Securities for definitive Securities, or (h) for other proper corporate purposes. As to any deliveries made by MHT pursuant to Clauses (b), (d), (e),
(f) or (g) of this paragraph, Securities or cash receivable in exchange therefor shall be deliverable to MHT. Before making any such transfer, exchange or delivery under clauses (a), (c), (d), (e), or (f) of this paragraph, MHT shall receive and may rely upon a Certificate or a telecopied reproduction thereof requesting such transfer, exchange of delivery and stating the purpose permitted under the terms of any such clause.

        In respect of clause (h) of the preceding paragraph,. MHT will take such action only upon receipt of a certified copy of a resolution of the Board of Directors or Certificate of the Fund, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons (each of whom shall be stated in such resolution or Certificate to be a properly bonded



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Officer or employee of the Fund) to whom delivery of such Securities shall be made. Should any Securities held in any Depository or Book-Entry System be called for a partial redemption by the issuer of such securities, MHT is authorized in its sole discretion to allot the called portion to the respective holders in any manner deemed to be fair and equitable in its judgment.

        10. Purchase and sale of investments of the Fund. Promptly after each purchase of Securities, the Fund shall deliver to MHT (i) with respect to each purchase of Securities which are not Money Market Securities, a Certificate, and (ii) with respect to each purchase of Money Market Securities, a Certificate, Oral Instructions or Written Instructions, specifying with respect to each such purchase: (a) the Series to which the purchased Securities are to be specifically allocated, (b) the name of the issuer and the title of the Securities, (c) the number of Shares or the principal amount purchased and accrued interest, if any, (d) the date of purchase and settlement, (e) the purchase price per unit, (f) the total amount payable upon such purchase, and
(g) the name of the person from whom or the broker through whom the purchase was made. MHT shall upon receipt of Securities purchased by or for the Fund pay out of the moneys held for the account of the Series to which such securities are to be specifically allocated the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Certificate, Oral instructions or Written Instructions.

        Promptly after each sale of Securities by the Fund, the Fund shall deliver to MHT (i) with respect to each sale of Securities which are not Money Market Securities, a Certificate, and (ii) with respect to each sale of Money Market Securities, a Certificate, Oral Instructions or Written Instructions, specifying with respect to each such sale: (a) the Series to which such Securities were specifically allocated, (b) the name of the issuer and the title of the Security, (c) the number of shares or principal amount sold, and accrued interest, if any, (d) the date of sale, .(e) the sale price per unit, (f) the total amount payable to the Fund upon such sale, and (g) the name of the broker through whom or the person to whom the sale was made. MHT shall deliver the Securities upon receipt of the total amount payable to the Fund upon such sale, provided that the same conforms to the total amount payable as set forth in such Certificate, Oral Instructions or Written Instructions. Subject to the foregoing. MHT may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

        11. Sale of Shares. Whenever the Fund shall sell any Shares, it shall deliver to MHT a Certificate duly specifying (a) The Series; and (b) she amount of money to be received by MST for the sale of such Shares and specifically allocated to the account of such Series.

        Upon receipt of such money, MHT shall credit such money to the separate account of the Series for which such money was received.

        12. Redemption of Shares of the Fund. Whenever the Fund shall hereafter redeem any Shares of any Series, it shall furnish to MHT a Certificate specifying the Series to which the redeemed shares are allocate and the amount of money to be paid by MHT' for the redemption of such shares.



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        Upon receipt from the Fund of such Certificate, MHT shall make payment as directed in the Certificate out of the moneys held in the separate account of the Series to which the redeemed Shares have been allocated.

        13. Reorganization of Liquidation, etc. of the Fund. In the case of the following transactions, not in the ordinary course of business, namely, the merger or consolidation of the Fund and another investment company; the sale by the Fund of all, or substantially all of its assets to another investment company: or the liquidation or dissolution of the Fund and distribution of its assets; MHT shall deliver the Securities held by it under this Agreement and disburse cash only upon receipt of a Certificate, together with an opinion of counsel, for its then Investment Adviser or such other counsel as shall be satisfactory to MHT to the effect that ail necessary corporate action therefor has been taken, or, concurrently with MHT's action, will be taken. In no event, however, shall MHT as custodian be deemed to be the agent of the Fund for purposes of merger, consolidation, substantial sale of assets, liquidation or reorganization.

        14. MHT's Acts Not Requiring Certificate. Unless and until MHT receives a Certificate to the contrary, MHT shall:

                (a) Present for payment all coupons and other income items held by it for the account of the Fund which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Fund;

                (b) Hold for the account of the Fund hereunder all stock dividends, rights and similar Securities issued with respect to any Securities held by it hereunder;

                (c) Execute as agent an behalf of the Fund all, necessary ownership certificates required by the internal Revenue Code or the income Tax Regulations of the united States treasury Department or under the laws of any State now or hereafter in effect, inserting the Fund's name on such certificates as the owner of the Securities covered thereby, to the extent it may lawfully do so.

                (d) Collect interest and dividends received, with notice to the Fund, to the account of the Fund.

        With respect to Securities of foreign issue, it is expected that MHT will use its best efforts to effect collections of dividends, interest and other income arid will notify the Fund of any call for redemption, offer of exchange, right of subscription, reorganization or other proceedings affecting such Securities provided, however, that in connection with notice to the Fund of such matters it is understood that MHT shall be under no responsibility to survey relevant financial services information with respect to Securities of foreign issue. Collections of principal and/or income in foreign currency are, to the extent possible, to be converted into United states dollars, and in effecting such conversion MHT may use such methods as it may see fit, including the facilities of its own foreign division at customary rates. In the event of collections of principal and/or income in foreign currency with optional. fixed rates of exchange, the Fund agrees that unless it informs MHT of its election of a specific foreign currency payment MHT may use such Methods for collection as it may see fit, including the facilities of its own foreign division at customary rates. All risks and expense incident to such collection and



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conversion is for the account of the Fund, and MST shall have no responsibility for fluctuations in exchange rates affecting any such conversion.

        MHT shall not be under any obligation or duty to take action to effect collection of any amount, if the securities (domestic or foreign) upon which such amount is payable-are in default and payment is refused after due demand or presentation. MHT shall, however, promptly notify the Fund in writing of such default and refusal to pay.

        15. Registration of Securities. Except as otherwise directed by a Certificate, MHT may register all Securities, except such as are in bearer form, in the name of a registered nominee of MHT as defined in the Internal Revenue Code and any Regulations, of the Treasury Department issued thereunder or in any provision of any subsequent federal, tax law exempting such transaction from liability, for stock transfer taxes, and shall execute and deliver all such Certificates in connection therewith as may be required by such laws or regulations or under the laws of any states. The specific Securities held by MHT hereunder shall be at all times identifiable in its books and records as belonging solely to the Fund.

        The Fund shall, from time to time, furnish to MHT appropriate instruments to enable MHT to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any Securities which it may hold for the account of the Fund and which may, from time to time, be registered in the name of the Fund.

        16. Securities Depository. Notwithstanding any other provision of this Agreement. MHT may deposit Securities of the Fund in a Depository or a Book-Entry System or both, provided that (a) MHT shall deposit the Securities in an account that includes only assets held by it for customers, (b) where Securities are transferred to the Fund's account, MHT shall identify, by book-entry or otherwise, as belonging to the Fund a quantity of Securities in a fungible bulk of Securities (i) registered in the name of MHT (or its nominee) or (ii) shown on MHT's account on the books of the Depository or Book-Entry System. (c) upon request of the Fund, MHT shall promptly send to the Fund reports it receives from the clearing agency or federal reserve bank on its system of internal accounting control, and (d) MHT shall send to the Fund such reports on MHT's system of internal accounting control as the Fund may reasonably request from time to time or as may be required by any regulatory authority having jurisdiction over the Fund. Securities, cash and other property of the Fund deposited by MHT in a Depository or Book-Entry System shall be deemed to be in the custody of MHT for the purposes-of this-Agreement.

        Should any Securities which are forwarded to MHT by the Fund, and which are subsequently deposited in any Depository or Book-Entry System, or which MHT may arrange to deposit in the Fund's account in any Depository or Book-Entry System, not be deemed acceptable for deposit by such Depository or Book-Entry system, the Fund agrees to immediately furnish MHT with like Securities in acceptable form, or in the alternative, MHT is permitted upon authorization by the Fund to charge the Fund's account for the cost of replacing such Securities, and any further replacement fees imposed by the Depository or Book-Entry System.

        17. Voting and Other Action. Neither MHT nor any nominee OF MHT shall vote any of the Securities held hereunder by or for the account of the Fund, except in accordance with the instructions contained in a Certificate. MHT shall deliver, or cause to be executed and delivered,



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to the Fund all notices, proxies and proxy soliciting materials with relation to such Securities received by it, such proxies to be executed by the registered holder of such Securities (if registered otherwise than in the name of the Fund), but without indicating the manner in which such proxies are to be voted.

        MHT shall use its best efforts to transmit promptly to the fund all written information (including, without limitation, pendency of calls and maturities of Securities and expirations of rights in connection therewith) received by MHT from issuers of the Securities being held for the Fund. With respect to tender or exchange offers, MHT shall transmit promptly to the fund all written information received by MHT from issuers of the Securities whore tender bar exchange is sought and from the party (or his agents) making the tender or exchange offer.

        18. Transfer Tax and Other Disbursements. The Fund shall pay or reimburse MHT from time to time for any transfer taxes payable upon transfers of Securities made hereunder, and fox all other necessary and proper disbursements and expenses made or incurred by MHT in the performance of this Agreement.

        19. Loan of Portfolio Securities of the Fund. From time to time the Fund may engage in a loan of portfolio Securities, as permitted by its Articles of Incorporation and as disclosed in its most recent and currently effective prospectus. Within twenty-four (24) hours after each loan of portfolio Securities, the Fund shall deliver or cause to be delivered to MHT a Certificate specifying with respect to each such Securities lending transaction: (a) the name of the issuer and the title of the Securities, (b) the number of shares of Securities or the principal amount loaned, (c) the date of loan and delivery,
(d) the total amount to be delivered to MHT against the loan of the Securities, including the amount of cash collateral and the premium, if any, separately identified, (e) the name of the broker, dealer, or financial institution to which the loan was made, and (f) the Series to which the loaned Securities are specifically allocated. MHT shall deliver the Securities thus designated to the broker, dealer or financial institution to which the loan was made upon receipt of the total amount designated as to be delivered against the loan of Securities. MHT may accept payment in connection with a delivery otherwise than through the Book-Entry system or Depository only in the form of a certified or bark cashier's check payable to the order of the Fund or MHT drawn on New York Clearing House funds, and may deliver Securities in accordance with the customs prevailing at such time among dealers in Securities.

        Promptly after each termination of the loan of Securities by the Fund, the fund shall deliver or cause to be delivered to MHT a Certificate specifying with respect to each such loan termination and return of securities: (a) the name of the issuer and the title of the Securities to be returned, (b) the number of Shares or the principal amount to be returned, (c) the date of termination, (d) the total amount to be delivered by MHT (including the cash collateral for such Securities minus any offsetting credits as described in said certificate), (e) the name of the broker, dealer, or financial institution from which the Securities will be returned, and (f) the name of the Series to which the loaned Securities are specifically allocated. MHT shall receive all Securities returned from the broker, dealer, or financial institution to which such Securities were loaned and upon receipt thereof shall pay, out of the moneys held for the account of the Fund, the total amount payable upon such return of Securities as set forth in the Certificate.



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        MHT shall have no duties or responsibilities with respect to any lending transactions of portfolio Securities engaged in by the Fund other than those specifically set forth above.

        20. Responsibility. MHT will be strictly liable for all losses due to burglary, robbery, theft, fire and mysterious disappearance, regardless of whether such a loss occurs while the assets are on deposit, with MHT, or any nominee of MHT, or the federal Reserve Bank of New York in connection with book-entry procedures as provided its Treasury Department regulations in effect from time to time, or a domestic securities Depository registered with the Securities and Exchange Commission (the "SEC") under Section 17A of the Securities Exchange Act of 1834 (the "1934 Act") and any successor thereto, at the time of the loss. Under no circumstances, however, shall MHT be liable for consequential damages under this Agreement nor for causes beyond its control, which causes shall be war, insurrection, hurricane, cyclone, tornado, earthquake, volcanic eruption, nuclear fusion, fission or radioactivity.

        For losses resulting from other causes MHT will be liable unless MHT can prove that it and any of its nominees, the Federal Reserve Bank of New York in connection with book-entry procedures as provided in Treasury Department regulations in effect from time to time and any domestic securities Depository registered with the SEC under Section 17A of-the 1934 Act, and any successor thereto, were not negligent and did not act with willful misconduct. MHT may apply for and obtain the advice and opinion of counsel to the Fund with respect to questions of law and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. Except as provided in the preceding paragraph, in the performance of its duties hereunder, MHT shall be held to the standard of reasonable care and diligence.

        In the event of loss, damage of injury to the Securities while on deposit with MHT or its nominee, or the Federal Reserve Bank of New York in connection with book-entry procedures, or any domestic securities Depository registered with the SEC under the 1934 Act, and any successor thereto, MHT shall promptly clause such Securities to be replaced by other Securities of like kind and quality, together with all rights and privileges pertaining thereto. In the event that MHT is unable to replace the Securities, MHT shall remit to the Fund cash equal to the fair market value of the Securities as of the date of discovery of the loss.

        MHT shall be under no duty or obligation to inquire into and shall not be liable for:

                (a) the validity of the issue of any Securities purchased by or for the Fund, the legality of the purchase thereof or the propriety of the amount paid therefor;

                (b) the legality of any sale of any Securities by or for the Fund or the propriety of the amount for which the same are sold;

                (c) the legality of an issue or sale of any Shares or the sufficiency of the amount to be received therefor:

                (d) the legality of the redemption of any Shares or the propriety of the amount to be paid therefor;

                (e) the legality of the declaration or payment of any dividend by the Fund;



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                (f)     the legality of any borrowing by the Fund using
        Securities as collateral; or

                (g) the legality of any loan of portfolio Securities pursuant to this Agreement, nor shall MHT be under any duty or obligation to see to it that any cash collateral delivered to it by a broker, dealer or financial institution or held by it at any time as a result of such loan of portfolio Securities of the Fund is adequate collateral for the Fund against any loss it might sustain as a result of such loan. MHT specifically, but not by way of limitation, shall not be under any duty or obligation to periodically check or notify the Fund that the amount of such cash collateral held by it for the Fund is sufficient collateral for the Fund and any such duty or obligation shall be the sole responsibility of the Fund. Likewise, MHT shall be under no duty or obligation to see that any broker, dealer or financial institution to which portfolio Securities of the Fund are lent makes payment to it of any dividends or interest which are payable to or for the account of the Fund during the period of such loan or at its termination.

        MHT shall not be liable for, or considered to be the custodian of any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it for the Fund until MHT actually receives and collects such money directly or by the final crediting of the account representing the Securities belonging to the Fund. MHT shall not be liable for any Securities and cash not actually received by it, its designated agents, nominees or domestic Depositories.

        MHT shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held for the account of the Fund are such as may properly be held by the Fund under the provisions of its Articles of Incorporation or By-laws, any federal or state statutes or any rule or regulation of any governmental agency. MHT shall be under no duty to supervise, recommend or advise the Fund relative to the investment, purchase, sale, retention or other disposition of any property held hereunder, unless provided for by separate written agreement. With respect to any directions to receive Securities in transactions not placed through MHT, MHT shall have no duty or responsibility to advise the Fund of nonreceipt of, or to take any steps to obtain delivery of Securities from brokers or others either against payment or free of payment.

        In no event shall MHT be deemed to have policing responsibility with respect to the disbursement of funds authorized under Paragraph 7 of this Agreement, with respect to the transfer, exchange or delivery of Securities held by it authorized under Paragraph 9 of this Agreement or with respect to the loan of portfolio Securities under paragraph 19 of this Agreement.

        MHT shall be under no duty to take or omit to take any action with respect to any property held in the account, except in accordance with the foregoing instructions, unless specifically otherwise directed by the Fund and agreed to by MHT in writing. In case MHT should agree to appear in, prosecute or defend any legal or equitable proceeding either in its own name or in the name of its nominee, MHT shall first be indemnified to its satisfaction.

        21. Compensation. The fees and expenses for the services rendered under this Agreement shall be payable as agreed to by and between the parties hereto from time to time.

        22. Reports by MHT. MHT shall furnish the Fund daily with advices of all transactions and entries for the account of the Fund. MHT shall, on a per Series basis, furnish the Fund, at the close of each month with a list of the Securities and cash held by it for the Fund hereunder. The books and records of MHT pertaining to its actions under this Agreement shall be open to inspection, copying and audit during normal business hours by Officers of and auditors designated by the Fund upon reasonable notice to MHT.

        23. Termination: This Agreement may be terminated at any time without penalty by written notice delivered by either party to the other. The effective date of the termination shall be as specified in such notice, except that such termination date shall not be less than sixty (60) days after the date of delivery of such notice.

        Upon termination of this Agreement, MHT shall deliver at its office all Securities and cash held by it to such bank or trust company, eligible to serve as custodian as the Fund may designate, unless the Fund shall furnish to MHT a Certificate advising that a successor custodian cannot be found willing and able to act upon reasonable and customary terms. In that event, upon the date specified in the notice of termination, MHT shall deliver to the Fund all cash and Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Fund) then owned by the Fund, and the Fund shall maintain such cash and Securities in Accordance with Section 17 (f) of the Investment Company Act of 1940 and the rules thereunder. Upon such delivery, MHT shall be relieved of all duties and responsibilities pursuant to this agreement with respect to all cash and Securities so transferred and its sole duties and responsibilities shall be with respect to Securities held in the Book-Entry System which cannot be delivered to the Fund. With respect to such undelivered book-entry Securities, MHT shall hold such Securities in accordance with the terns of this Agreement.

        24. Officers. Annexed hereto as Appendix B is a Certificate signed by two of the present Officers of the Fund under its corporate seal, setting forth the names and the signatures of the present Officers of the Fund. The Fund agrees to furnish to MHT a new Certificate in similar form in the event any such present Officer ceases to be an officer of the Fund, or in the event that other or additional Officers are elected or appointed. Until such new Certificate shall be received, MHT shall be fully protected in acting under the provisions of this Custodian Agreement upon the signatures of the Officers as set forth in the last delivered Certificate.

        25. Notices of Custodian. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be deemed to have been duly given to MHT if personally delivered or mailed and addressed to Manufacturers Hanover Trust Company, 530 5th Avenue, New York, New York 10036, Attention: Ms. Anne Abrahamsen, Assistant Vice president, or at such other place as MHT may from time to time designate in writing.

        26. Notices to Fund. Any notice or other instrument in writing, authorize or required by this Agreement to be given to the fund, shall be deemed to have been duly given to the Fund if personally delivered or mailed and addressed to New York Life MFA Series Fund, Inc., 372 Park Avenue South, New York, Now York 10015, Attention: Treasurer, Room 201, or at such other place as the Fund may from time to time designate in writing.

        27. Entire Agreement. This Custodian Agreement constitutes a entire agreement and understanding of the patties with respect to its subject matter and supersedes all prior written or oral agreements with respect thereto.

        28. Amendment. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties hereto with the same formality as this custodian Agreement.

        29. Assignment. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of MHT or by MHT without the written consent of the Fund.

        30. Invalidity of Provisions: In case any one or more of the provisions contained in this Agreement should be or become invalid, illegal or unenforceable its any respect, the validity, legality and enforceability of the remaining provisions contained herein shall in no way be affected, prejudiced or disturbed thereby.

        31. Headings. The headings of paragraphs in this Agreement have been inserted for convenience only and are not to be regarded as a part of this Custodian Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein.

        32. Governing Law. The provisions of and the validity an construction of this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        33. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Custodian Agreement to be executed by their respective corporate officers, thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

                                            NEW YORK LIFE MFA SERIES FUND, INC.

                                            By:
                                               ---------------------------------
                                               [Title]:

Attest:


---------------------------
[Title]

                                            MANUFACTURERS HANOVER TRUST COMPANY

                                            By:
                                               ---------------------------------
                                               [Title]: Assistant Vice President

Attest:


---------------------------
[Title]:  Assistant Vice President